Exhibit 4.5

FRESH VINE WINE, INC.

SUBSCRIPTION RIGHTS OFFERING

THIS SUBSCRIPTION RIGHTS OFFERING (“RIGHTS OFFERING”) EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON [●], 2023, UNLESS THE EXERCISE PERIOD IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

Fresh Vine Wine, Inc. (the “Company”) has distributed to each holder of its common stock, par value $0.001 (the “Common Stock”), owned as of record (each an “Eligible Holder”) at 5:00 p.m., New York City time, on [●], 2023 (the “Record Date”), at no charge, 0.5 non-transferable subscription rights (the “Rights”) for each one (1) share of Common Stock owned as of the Record Date. Each Right entitles the Eligible Holder to subscribe for and purchase one (1) unit of the Company (the “Unit”), which we refer to as the basic subscription right, at a subscription price of $1.00 per Unit (the “Subscription Price”). Each Unit consists of one (1) share of Common Stock and warrants to purchase one (1) share of Common Stock (the “Warrants”).

Each Right consists of a basic subscription right and an over-subscription privilege. An Eligible Holder who fully exercises its basic subscription right is entitled to exercise an over-subscription privilege to subscribe for and purchase, for the Subscription Price, additional Units that remain unsubscribed at the Expiration Date, subject to proration. The terms and conditions of the rights offering are set forth in the Company’s Prospectus dated [●], 2023 (as it may be amended or supplemented, the “Prospectus”), which is incorporated into this Subscription Rights Certificate by reference. Capitalized terms used but not defined herein have the meanings set forth in the Prospectus. The owner of this certificate is entitled to the number of Rights, and is entitled to exercise the basic subscription right for the number of Units, calculated based on the number of shares shown on this Subscription Rights Certificate.

THE RIGHTS ARE NON-TRANSFERABLE

The Rights are non-transferable. The Rights will not be listed on any securities exchange or quoted on any automated quotation system. Upon expiration of the rights offering, the shares of Common Stock and Warrants comprising the Rights will immediately separate. There is no public trading market for the Warrants and we do not intend that they will be listed for trading on NYSE American or any other securities exchange or market.

SUBSCRIPTION PRICE

The Subscription Price for the basic subscription privilege and the over-subscription privilege is $1.00 per Unit.

METHOD OF EXERCISE OF RIGHTS

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST PROPERLY COMPLETE AND SIGN THIS SUBSCRIPTION RIGHTS CERTIFICATE ON THE BACK AND RETURN IT IN THE ENVELOPE PROVIDED TO THE SUBSCRIPTION AGENT, BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC., TOGETHER WITH PAYMENT IN FULL FOR AN AMOUNT EQUAL TO THE SUBSCRIPTION PRICE MULTIPLIED BY THE TOTAL NUMBER OF UNITS THAT YOU ARE REQUESTING TO SUBSCRIBE FOR AND PURCHASE TO THE SUBSCRIPTION AGENT BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. THE METHOD OF DELIVERY OF THIS SUBSCRIPTION RIGHTS CERTIFICATE AND THE PAYMENT ARE AT THE ELECTION AND RISK OF THE RIGHTS HOLDER, BUT IF SENT BY MAIL, IT IS RECOMMENDED THAT THE SUBSCRIPTION RIGHTS CERTIFICATE AND PAYMENT BE SENT BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, AND THAT A SUFFICIENT NUMBER OF DAYS BE ALLOWED TO ENSURE DELIVERY AND CLEARANCE OF PAYMENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, OF THE EXPIRATION DATE. RIGHTS HOLDERS SHOULD CAREFULLY REVIEW THE PROSPECTUS AND CONSULT THEIR LEGAL, TAX AND FINANCIAL ADVISORS BEFORE EXERCISING THEIR RIGHTS.

You must timely pay the full Subscription Price for the full number of Units you wish to acquire pursuant to the basic subscription right and the over-subscription privilege. Units subscribed for pursuant to the over-subscription privilege are subject to proration, as described in the Prospectus. If you are an Eligible Holder, you must deliver payment via wire transfer or cashier’s check, certified check, or bank draft drawn against a U.S. bank payable to “Broadridge Corporate Issuer Solutions, LLC.” If your shares are held in the name of a broker, dealer, bank or other nominee, you should deliver payment to such broker, dealer, bank or other nominee, as applicable, in accordance with the instructions provided by such nominee.

Payments of the Subscription Price for the Units will be held in a segregated account until the rights offering is completed, unless the Company withdraws or terminates the rights offering. No interest will be paid to you on the funds you deposit with the Subscription Agent. You will not receive any interest on the payments held by the Subscription Agent before your Units have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY
SECTION 1: OFFERING INSTRUCTIONS (check the appropriate boxes) IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS:

☐	I apply for ALL of my entitlement of Units pursuant to the basic subscription right	__________ (no. of subscription Rights)	x 1=	__________ (no. of Units)	x $1.00 = (per Unit)	$__________

EXAMPLE: If you own 1,000 shares of Common Stock, your basic subscription right permits the purchase of 1,000 Units. [1,000 subscription Rights x 1= 1,000.]

☐	I apply for additional Units pursuant to the over-subscription privilege*		______________________ (no. of additional Units)		x $1.00 = (per Unit)	$__________

IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT OF UNITS PURSUANT TO THE BASIC SUBSCRIPTION RIGHT:

☐	I apply for		______________________ (no. of Units)		x $1.00 = (per Unit)	$__________

IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE: Please disregard this mailing

SECTION 2: SUBSCRIPTION AUTHORIZATION:

I acknowledge that I have received the Prospectus for this rights offering and I hereby subscribe for the number of Units indicated above on the terms and conditions specified in the Prospectus relating to the basic subscription right and over-subscription privilege in the rights offering:

Signature of Subscriber(s)

(address if different than listed on this Rights Certificate)

Telephone number (including area code)

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, you must indicate the capacity in which you are signing when you sign and, if requested by the Subscription Agent in its sole and absolute discretion, you must present to the Subscription Agent satisfactory evidence of your authority to sign in that capacity. If the Subscription Rights Certificate is signed by a person other than the registered owner (e.g., where the shares have been assigned), the Subscription Rights Certificate must be accompanied by a stock power guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP, or MSP.

Signature: ___________________________________

(Name of Bank or Firm)

By: ________________________________________

(Signature of Officer)

IMPORTANT: The signature must be guaranteed by an Eligible Guarantor Institution, as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, which may include: (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union.

*	You can only participate in the over-subscription privilege if you have subscribed for your full entitlement of Units pursuant to your basic subscription right.

Please complete all applicable information and return to:

Broadridge Corporate Issuer Solutions, LLC.

By First Class Mail: Broadridge Corporate Issuer Solutions, LLC, Attn: BCIS Re-Organization Dept.

P.O. Box 1317, Brentwood, NY 11717-0718

By Express Mail or Overnight Delivery: Broadridge Corporate Issuer Solutions, LLC, Attn: BCIS IWS

51 Mercedes Way, Edgewood, NY 11717

Your payment must be made in U.S. dollars for the full number of Units you wish to acquire under the Rights by one of the following methods:

●	a cashier’s check, certified check, or bank draft drawn against a U.S. bank payable to “Broadridge Corporate Issuer Solutions, LLC”; or

●	wire transfer of immediately available funds to accounts maintained by the Subscription Agent for purposes of accepting subscriptions in the rights offering:

Routing number: 123000848

International/Swift code: USBKUS44IMT

Bank: U.S. Bank

800 Nicollet Mall

City/State/Country: Minneapolis, MN 55402 United States

Beneficiary Account Name: Broadridge

Account Number: 153910728465

Reference: Fresh Vine Wine Rights Offering

For Further Credit Name: Fresh Vine Wine

For Further Credit Account Number: 153912159271

DELIVERY OF THIS SUBSCRIPTION RIGHTS CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Any questions regarding this Rights Certificate and Rights Offering may be directed to Broadridge Corporate Issuer Solutions, LLC, toll free at (888) 789 -8409 or by email at shareholder@broadridge.com.

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